UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 11, 2018

CONAGRA BRANDS, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-7275	47-0248710
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

222 Merchandise Mart Plaza, Suite 1300 Chicago, Illinois	60654
(Address of principal executive offices)	(Zip Code)

(312) 549-5000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On July 11, 2018, Conagra Brands, Inc. (the “Company”) entered into (i) a Term Loan Agreement (the “Term Loan Agreement”) with Bank of America, N.A., as administrative agent and a lender, Goldman Sachs Bank USA, as syndication agent and a lender, and the other financial institutions party thereto, providing for term loans to the Company in an aggregate principal amount of up to $1.3 billion and (ii) an Amended and Restated Revolving Credit Agreement (the “Revolving Credit Agreement”) with Bank of America, N.A., as administrative agent and a lender, JPMorgan Chase Bank, N.A., as syndication agent and a lender, and the other financial institutions party thereto, providing for a revolving credit facility in a maximum aggregate principal amount outstanding at any one time of $1.6 billion (subject to increase to a maximum aggregate principal amount of $2.1 billion).

Term Loan Agreement

The term loan facility provided for under the Term Loan Agreement is unsecured and provides for a $650 million tranche of three-year term loans and a $650 million tranche of five-year term loans. The Company anticipates borrowing in full under the Term Loan Agreement to fund a portion of the cash consideration of its previously announced acquisition of Pinnacle Foods Inc. (the “Acquisition”). The three-year tranche loans and the five-year tranche loans mature on the third and fifth anniversaries, respectively, of the funding of such loans, which are anticipated to occur simultaneously with the closing date of the Acquisition

As previously disclosed, to finance the Acquisition, the Company received commitments from lenders for a 364-day bridge loan facility in an aggregate principal amount of up to $9.0 billion, which commitments were reduced by the amount of the commitments under the Term Loan Agreement.

The term loans will bear interest at, at the Company’s election, either (a) LIBOR plus a percentage spread (ranging from 1% to 1.625% for three-year tranche loans and 1.125% to 1.75% for five-year tranche loans) based on the Company’s senior unsecured long-term indebtedness ratings or (b) the alternate base rate, described in the Term Loan Agreement as the greatest of (i) Bank of America’s prime rate, (ii) the federal funds rate plus 0.50% and (iii) one-month LIBOR plus 1.00%, plus a percentage spread (ranging from 0% to 0.625% for three-year tranche loans and 0.125% to 0.75% for five-year tranche loans) based on the Company’s senior unsecured long-term indebtedness ratings.

The Term Loan Agreement contains customary affirmative and negative covenants for unsecured investment grade credit facilities of this type and financial covenants requiring compliance with a maximum leverage ratio and a minimum interest coverage ratio. The Company may voluntarily prepay term loans under the Term Loan Agreement, in whole or in part, without premium or penalty, subject to certain conditions.

The Term Loan Agreement contains events of default customary for unsecured investment grade credit facilities with corresponding grace periods. If an event of default occurs and is continuing, the lenders may terminate and/or suspend their obligations to make loans under the Term Loan Agreement and/or accelerate amounts due under the Term Loan Agreement and exercise other rights and remedies. In the case of certain events of default related to insolvency and receivership, the commitments of the lenders will be automatically terminated and all outstanding obligations of the Company will become immediately due and payable.

Certain of the lenders under the Term Loan Agreement (and their respective subsidiaries or affiliates) have in the past provided, are currently providing or may in the future provide, investment banking, cash management, underwriting, lending, commercial banking, trust, leasing services, foreign exchange and other advisory services to, or engage in transactions with, the Company and its subsidiaries or affiliates. These parties have received, and may in the future receive, customary compensation from the Company and its subsidiaries or affiliates, for such services.

A copy of the Term Loan Agreement is filed as Exhibit 10.1 hereto. The foregoing description of the Term Loan Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Term Loan Agreement, which is incorporated by reference herein.

Revolving Credit Agreement

The revolving credit facility provided for under the Revolving Credit Agreement replaces the Company’s revolving credit facility under the prior revolving credit agreement (as amended, supplemented or otherwise modified from time to time prior to the date hereof, the “Prior Revolving Credit Agreement”), dated as of February 16, 2017, among the Company, Bank of America, N.A., as administrative agent and a lender, JPMorgan Chase Bank, N.A., as syndication agent and a lender, and the other financial institutions party thereto. The maturity date of the Prior Revolving Credit Agreement was February 16, 2022. No borrowings were outstanding under the Prior Revolving Credit Agreement upon its termination.

The revolving credit facility provided for under the Revolving Credit Agreement matures on July 11, 2023, and is unsecured. The term of the Revolving Credit Agreement may be extended for additional one-year or two-year periods from the then applicable maturity date on an annual basis.

Loans (other than “bid loans”) under the revolving credit facility will bear interest at, at the Company’s election, either (a) LIBOR plus a percentage spread (ranging from 0.910% to 1.50%) based on the Company’s senior unsecured long-term indebtedness ratings or (b) the alternate base rate, described in the Revolving Credit Agreement as the greatest of (i) Bank of America’s prime rate, (ii) the federal funds rate plus 0.50% and (iii) one-month LIBOR plus 1.00%, plus a percentage spread (ranging from 0.0% to 0.50%) based on the Company’s senior unsecured long-term indebtedness ratings. Additionally, the Company has the right to request of the lenders (although the lenders have no obligation to provide) “bid loans” with a lower, fixed interest rate.

The Company has agreed to pay a facility fee, payable quarterly, at rates that range from 0.09% to 0.25% (based on the Company’s senior unsecured long-term debt ratings), and customary administrative agent fees and fees in respect of letters of credit.

The Revolving Credit Agreement contains customary affirmative and negative covenants for unsecured investment grade credit facilities of this type and financial covenants requiring compliance with a maximum leverage ratio and a minimum interest coverage ratio.

The Revolving Credit Agreement contains events of default customary for unsecured investment grade credit facilities with corresponding grace periods. If an event of default occurs and is continuing, the lenders may terminate and/or suspend their obligations to make loans and issue letters of credit under the Revolving Credit Agreement and/or accelerate amounts due under the Revolving Credit Agreement and exercise other rights and remedies. In the case of certain events of default related to insolvency and receivership, the commitments of the lenders will be automatically terminated and all outstanding obligations of the Company will become immediately due and payable.

Certain of the lenders under the Revolving Credit Agreement (and their respective subsidiaries or affiliates) have in the past provided, are currently providing or may in the future provide, investment banking, cash management, underwriting, lending, commercial banking, trust, leasing services, foreign exchange and other advisory services to, or engage in transactions with, the Company and its subsidiaries or affiliates. These parties have received, and may in the future receive, customary compensation from the Company and its subsidiaries or affiliates, for such services.

A copy of the Revolving Credit Agreement is filed as Exhibit 10.2 hereto. The foregoing description of the Revolving Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Revolving Credit Agreement, which is incorporated by reference herein.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The description contained under Item 1.01 above is hereby incorporated by reference in its entirety into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1	Term Loan Agreement, dated July 11, 2018, by and among Conagra Brands, Inc. and Bank of America, N.A., as administrative agent and a lender, Goldman Sachs Bank USA, as syndication agent and a lender, and the other financial institutions party thereto

10.2	Amended and Restated Revolving Credit Agreement, dated July 11, 2018, by and among Conagra Brands, Inc. and Bank of America, N.A., as administrative agent and a lender, JPMorgan Chase Bank, N.A., as syndication agent and a lender, and the other financial institutions party thereto

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONAGRA BRANDS, INC.

Date: July 17, 2018	By:	/s/ Colleen Batcheler
	Name:	Colleen Batcheler
	Title:	Executive Vice President, General Counsel and Corporate Secretary